EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunder, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule 13D (including amendments thereto) jointly on behalf of each such party.

For and on behalf of

MORNINGSIDE VENTURE (VI) INVESTMENTS LTD.

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director

/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard

/s/ Wong Yuk Lan
Wong Yuk Lan

/s/ Jill Marie Franklin
Jill Marie Franklin

For and on behalf of

ULTIMATE KEEN LIMITED

By:	/s/ Jill Marie Franklin
Jill Marie Franklin, Director

/s/ Jill Marie Franklin
Jill Marie Franklin

/s/ Cheung Ka Ho
Cheung Ka Ho

For and on behalf of

GOLWYN CAPITAL APPRECIATION LIMITED

By:	/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard, Director

/s/ Frances Anne Elizabeth Richard
Frances Anne Elizabeth Richard

/s/ Jill Marie Franklin
Jill Marie Franklin